Exhibit 99.1

PRESS RELEASE

Contacts: W. Randall Pittman	Susan Noonan, The San Group, LLC
205-980-7551	212-966-3650
Emageon Reports First Quarter 2007 Financial Results
Company Provides Updated Financial Guidance for 2007
Birmingham, Alabama May 9, 2007 – Emageon Inc. (NASDAQ:EMAG) today reported financial results for its first quarter ended March 31, 2007.
Revenue for the first quarter of 2007 was $27.3 million compared to first quarter 2006 revenue of $27.0 million. The net loss for the quarter was $1.8 million, or $0.09 per share, compared to a net loss in the prior year quarter ended March 31, 2006 of $7.0 million, or $0.34 per share. The first quarter 2006 loss included $1.2 million, or $0.06 per share, in expenses related to the integration of Camtronics Medical Systems, Ltd. into the Company’s operations. Camtronics was acquired by the Company in November, 2005.
The Company’s earnings excluding non-cash charges for depreciation, amortization of intangible assets, and stock-based compensation were $1.3 million, or $0.06 per share in first quarter 2007 compared to a net loss of $3.4 million, or $0.17 per share, in first quarter 2006. These measures of earnings were not determined in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of earnings determined under GAAP to earnings exclusive of these non-cash charges is included below.
Cash used in operations for the quarter was $4.0 million. At March 31, 2007 cash totaled $18.0 million compared to $23.0 million at December 31, 2006.
The Company also lowered its financial guidance for the full year 2007 from that announced in January 2007. Determined on a GAAP basis, total revenue for the year is now anticipated in the range of $112 to $115 million, with an anticipated net loss of $3.7 to $4.9 million, or $0.17 to $0.22 per share. Excluding non-cash charges, the Company expects to earn $7.6 to $8.8 million, or $0.35 to $0.40 per share, for the year. This non-GAAP measure of earnings was determined by adjusting the Company’s anticipated 2007 GAAP earnings for anticipated depreciation expense of $0.29 per share, amortization expense of $0.13 per share, and stock-based compensation expense of $0.17 per share.
“Our operating results for the first quarter of 2007 were in line with our internal expectations”, said Chuck Jett, Chairman, President, and CEO of Emageon. “However, we have seen a slowdown in sales bookings since the first of the year and, as a result, we are today lowering our financial guidance for the full year 2007. While we are disappointed with the lower bookings, they are largely the result of delays on the part of our customers and potential customers as opposed to competitive losses. We remain confident in the long-term business prospects for Emageon”.

Non-GAAP Financial Measure. Emageon’s financial results are reported in accordance with GAAP. In addition, the Company reports earnings exclusive of certain non-cash charges. Earnings determined in this manner do not represent earnings in accordance with GAAP. Management believes that this financial measure, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison with past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP. A reconciliation to earnings determined under GAAP is included as part of this release.
Conference Call. Emageon will host a conference call for investors on May 9, 2007 at 9:30 A.M. EDT to discuss its financial results for the quarter. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at www.emageon.com. The dial-in telephone number for the call is 800-659-2032 (internationally, at 617-614-2712), passcode 57115198. Replay is available from 11:30 A.M. EDT, May 9, 2007 until 11:59 P.M. EDT, May 19 at 888-286-8010 (internationally, at 617-801-6888), passcode 12281551.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com,Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Forward Looking Statements. This press release contains forward-looking statements about Emageon which represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk of loss of its senior executive management or its highly specialized personnel, risks associated with expansion of its marketing and selling efforts into new product segments, the risk that its target markets do not develop as expected, the risk that it may not manage its growth effectively, the risk of adversely impacting its growth strategy by failure to execute its acquisition strategy or that acquisitions of other businesses result in integration difficulties, dilution or other adverse financial consequences, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of failure to raise additional capital on acceptable terms, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of Food and Drug Administration (FDA) regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 16, 2007. Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.
About Emageon. Emageon provides enterprise medical information technology systems for hospitals and health care networks. Its Enterprise Visual Medical System (EVMS) is a family of multi-speciality, advanced visualization and infrastructure tools for the clinical analysis and management of all digital medical images, reports, and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate imaging workflow, lower costs, improve productivity, and provide better service to physicians. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
In Thousands, Except Per Share Amounts

	Quarter Ended March 31
	2007	2006 (1)
Revenue:
System sales	$13,668	$17,269
Support services	13,682	9,732

Total revenue	27,350	27,001

Cost of revenue:
System sales	8,722	13,284
Support services	7,160	6,257

Total cost of revenue	15,882	19,541

Gross profit	11,468	7,460

Operating expenses:
Research and development	5,139	4,184
Sales and marketing	4,392	4,067
General and administrative	3,623	4,160
Amortization of intangible assets related to Camtronics acquisition	345	885
Integration costs related to Camtronics acquisition	—	1,204

Total operating expenses	13,499	14,500

Operating loss	(2,031)	(7,040)
Interest income	229	156
Interest expense	(33)	(109)

Net loss	$(1,835)	$(6,993)

Net loss per share-basic and diluted	$(0.09)	$(0.34)

Weighted average shares outstanding-basic and diluted	21,272	20,583

(1)	Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

Summary Consolidated Balance Sheets
In Thousands

	(Unaudited)
	March 31,	December 31,
	2007	2006
ASSETS:
Current assets:
Cash and cash equivalents	$18,032	$23,008
Trade accounts receivable, net	25,100	27,602
Inventories	7,245	8,579
Prepaid expenses and other current assets	4,982	4,459

Total current assets	55,359	63,648
Property and equipment, net	17,461	18,362
Other noncurrent assets	1,483	1,808
Intangible assets, net	29,509	30,090

Total assets	$103,812	$113,908

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$13,310	$16,454
Deferred revenue	19,897	24,849
Current portion of long-term debt and capital lease obligations	372	953

Total current liabilities	33,579	42,256
Long-term deferred revenue	5,364	5,851
Other long-term liabilities	591	686
Long-term portion of capital lease obligations	3	8

Total liabilities	39,537	48,801
Stockholders’ equity	64,275	65,107

Total liabilities and stockholders’ equity	$103,812	$113,908

Reconciliation of Non-GAAP Measure of Earnings
In Thousands, Except Per Share Amounts
(Unaudited)
The following table presents the Company’s net loss adjusted for non-cash charges for depreciation, amortization of intangibles, and stock-based compensation for the quarters ended March 31, 2007 and 2006. Earnings determined in this manner do not represent earnings in accordance with generally accepted accounting principles (“GAAP”).
The table presents the adjustments made to actual net loss determined under GAAP to derive earnings excluding the expenses described above for the periods presented.

	Three Months Ended March 31,
	2007		2006
	Income (Loss)	Per Share	Income (Loss)	Per Share
Net loss, as reported	$(1,835)	$(0.09)	$(6,993)	$(0.34)

Add:
Depreciation	1,717	0.08	1,731	0.08
Amortization	720	0.04	1,293	0.06
Stock-based compensation	687	0.03	575	0.03

Net income (loss) exclusive of these non-cash charges, basic and diluted	$1,289	$0.06	$(3,394)	$(0.17)